Exhibit 99.7

[*], 2023

To: Global Engine Group Holding Limited (the “Company”)

Room C, 19/F, World Tech Centre

95 How Ming Street, Kwun Tong

Kowloon, Hong Kong

Dear Sirs or Madams:

We are lawyers qualified in the People’s Republic of China (the “PRC” or “China”, which, for purposes of this opinion only, does not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region or Taiwan) and as such are qualified to issue this opinion on the laws and regulations of the PRC currently in effect and publicly available as of the date hereof (the “PRC Laws”). We are acting as the PRC counsel to the Company regarding certain matters as set forth in the Company’s registration statement on Form F-1 (File No. 333-266919), including all amendments or supplements thereto (the “Registration Statement”), filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933 (as amended) in relation to the proposed initial public offering (the “Offering”) of the ordinary shares of the Company (the “Ordinary Shares”) and the Company’s proposed listing of the Ordinary Shares on the Nasdaq Capital Market.

A. Assumptions

In rendering this opinion, we have examined copies of the Registration Statement and certain factual statements provided by the Company (collectively the “Documents”) as we have considered necessary or advisable for the purpose of rendering this opinion. Where certain facts were not independently established or verified by us, we have relied upon certificates or statements issued or made by the relevant PRC governmental agencies and appropriate representatives of the Company. In giving this opinion, we have made the following assumptions (where applicable) without further enquiry (the “Assumptions”):

(1)	all signatures, seals and chops are genuine, each signature on behalf of a party thereto is that of a person duly authorized by such party to execute the same, all Documents submitted to us as originals are authentic, and all Documents submitted to us as certified or photostatic copies conform to the originals;

(2)	each of the parties to the Documents, (i) if a legal person or other entity, is duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation, (ii) if an individual, has full capacity for civil conduct; each of them has full power and authority to execute, deliver and perform its, her or his obligations under the Documents to which it, she or he is a party in accordance with the laws of its jurisdiction of organization and/or the laws that it, she or he is subject to;

(3)	the Documents presented to us remain in full force and effect on the date of this opinion and have not been revoked, amended or supplemented, and no amendments, revisions, supplements, modifications or other changes have been made, and no revocation or termination has occurred, with respect to any of the Documents after they were submitted to us for the purposes of this opinion;

(4)	the laws of jurisdictions other than the PRC which may be applicable to the execution, delivery, performance or enforcement of the Documents are complied with;

(5)	all requested Documents have been provided to us and all factual statements made to us by the Company in connection with this opinion, including but not limited to the statements set forth in the Documents, are true, correct and complete;

(6)	all explanations and interpretations provided by government officials duly reflect the official position of the relevant PRC governmental agencies and are complete, true and correct;

(7)	each of the Documents is legal, valid, binding and enforceable in accordance with their respective governing laws in any and all respects;

(8)	all consents, licenses, permits, approvals, exemptions or authorizations required by, and all required registrations or filings with, any governmental authority or regulatory body of any jurisdiction other than the PRC in connection with the transactions contemplated under the Registration Statement and the Documents have been obtained or made, and are in full force and effect as of the date thereof;

(9)	all governmental authorizations and other official statements and documentation obtained by the Company from any PRC governmental agency have been obtained by lawful means in due course, and the Documents provided to us conform with those documents submitted to the PRC governmental agencies for such purposes;

(10)	none of the underwriter(s) (i) has or will have a domicile or permanent establishment in the PRC, or, if an underwriter has or will have a domicile or permanent establishment in the PRC, there is no effective connection between the income received by the underwriter in connection with the Offering and such domicile or permanent establishment, or (ii) has or will provide any securities or futures investment consultancy services in the PRC in connection with the Offering, directly or through its employees; and

(11)	no activity relating to the offer, issuance or sale of the Ordinary Shares has been or will be conducted by the Company directly or indirectly within the PRC.

B. Definitions

In addition to the terms defined in the context of this opinion, the following capitalized terms used in this opinion shall have the meanings ascribed to them as follows.

“Article 177”

means the article 177 of the PRC Securities Law, which states, “the securities regulatory authority under the State Council may establish cooperative arrangements for supervision and administration and implement cross-border supervision and administration together with the securities regulatory bodies of any other country or region.

Overseas securities regulatory bodies shall not directly conduct investigation and evidence collection activities within the territory of the PRC. Without the consent of the securities regulatory authority under the State Council and other relevant competent governmental authorities under the State Council, no entity or individual may provide documents and materials related to securities business activities to overseas parties without authorization.”

“CAC”	means the Cyberspace Administration of China.
“CSRC”	means the China Securities Regulatory Commission.
“PRC Laws”

means all applicable national, provincial and local laws, regulations, rules, notices, orders, decrees and judicial interpretations of the PRC currently in effect and publicly available on the date of this opinion.

“PRC Securities Law”	means the Securities Law of the PRC, which was promulgated by the Standing Committee of the National People’s Congress on December 28, 2019, and came into effect on March 1, 2020.
“State Council”	means the State Council of the People’s Republic of China.

C. Opinions

I. General Opinions

As confirmed by the Company, as of the date of this opinion (i) the Company does not, directly or indirectly, own or control any PRC entity or subsidiary, nor is it controlled by any PRC company or individual directly or indirectly; (ii) the Company and its subsidiaries do not have any business operations in the PRC; (iii) the Company currently does not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a variable interest entity structure with any entity in the PRC; (iv) none of the clients and suppliers of the Company and its subsidiaries are located in the PRC and, (v) the Company and its subsidiaries possess personal information of less than 1 million individuals in the PRC (for the purpose of this clause (v) only, including the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan) and do not possess any core data or important data of the PRC, or any information which affects or may affect national security of the PRC (collectively, “Company’s Confirmation”).

Based on the Company’s Confirmation, the Assumptions and subject to the Qualifications (as defined below), as of the date hereof, we are of the opinion that:

(1)	The Company is currently not required to obtain any permission or approval from the CSRC, the CAC, or any other PRC governmental agency to operate its business.

(2)	The Offering and the listing of the Ordinary Shares on the Nasdaq Capital Market do not require any permission or approval from the CSRC, the CAC, or any other PRC governmental agency.

II. Opinions Regarding the Article 177

Our understanding on the Article 177 is as follows:

(1)	Article 177 is stipulated under Chapter 12 of the PRC Securities Law, which is a chapter to state roles and duties of the CSRC. Other articles under Chapter 12 of the PRC Securities Law and this Article 177 mainly focus on the CSRC’s enforcement authorities, manners of investigation and other matters related to enforcement/investigation.

(2)	The first sentence of the second paragraph of this Article 177 specifies that any overseas regulatory securities body shall not conduct any investigation and evidence collection activities within the territory of the PRC; the second sentence of the second paragraph of this Article 177 specifies that, without the consent by the Chinese securities regulatory authority and the other Governmental Agencies in charge, no entity or individual may provide documents and materials related to securities business activities to overseas parties arbitrarily without authorization.

(3)	Article 177 remains silent on the scope of “documents and materials related to securities business activities.” It is noted that, in addition to this Article 177, the wording of “securities business activities” has been adopted in other articles of the PRC Securities Law, for example, Article 118, Article 163, Article 169, and Article 202, all of which regulate the matters related to PRC domestic securities business only. Also, as a general provision, the PRC Securities Law stipulates in Article 2 that it (the PRC Securities Law) applies to the offering and trading of securities within the territory of the PRC (with some limited exceptions). All of the above-identified articles of the PRC Securities Law taken together indicate that the PRC Securities Law is intended to govern matters related to domestic securities businesses. Based on the above, we tentatively consider that the documents or materials related to securities business activities generally refer to the documents or materials related to the PRC domestic securities business, while official and legislative interpretation or definition of such specific term have yet to be promulgated.

(4)	In a CSRC’s declaration on April 3, 2020 (the “Declaration”), the CSRC indicated clearly that a listed company shall strictly comply with applicable laws and regulations of relevant stock exchange and perform its information disclosure obligation truly, accurately and completely, no matter where such company is listed. Such Declaration evidences that the CSRC recognizes the obligation of a Nasdaq-listed company to disclose its information pursuant to the Nasdaq rules, as well as other applicable laws and regulations with respect to information disclosure.

Based on our understanding on the Article 177 and subject to the Assumptions and the Qualifications (as defined below), we are of the opinion that:

(1)	the second sentence of the second paragraph of the Article 177 mainly refers to the investigations which are different in nature from the Company’s application for listing on Nasdaq Capital Market and this Offering.

(2)	the Standing Committee of the National People’s Congress, being the legislative authority of the PRC Securities Law, has final interpretation to the PRC Securities Law. The CSRC has the right to interpret the implementation of the PRC Securities Law to some extent. There can be no assurance that any PRC governmental agency, including the Standing Committee of the National People’s Congress and the CSRC, will not take a view that is contrary to or otherwise different from our opinions stated herein. So far there has been no official feedback from the CSRC or any official interpretation from the Standing Committee of the National People’s Congress on this matter.

Our opinions expressed above are subject to the following qualifications (where applicable) (the “Qualifications”):

(1)	Our opinions are limited to the PRC Laws of general application on the date hereof. We have made no investigation of, and do not express or imply any views on, the laws of any jurisdiction other than the PRC, and we have assumed that no such other laws would affect our opinions expressed above.

(2)	PRC Laws referred to herein are laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations, or the interpretation or enforcement thereof, will not be changed, amended or revoked in the future with or without retrospective effect.

(3)	Our opinions are subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws in the PRC affecting creditors’ rights generally, and (ii) possible judicial or administrative actions or any PRC Laws affecting creditors’ rights.

(4)	Our opinions are subject to the effects of (i) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interests, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation; (ii) any circumstance in connection with the formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form; (iii) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, or the calculation of damages; and (iv) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in the PRC.

(5)	This opinion is issued based on our understanding of PRC Laws currently in effect. For matters not explicitly provided for under the PRC Laws, the interpretation, implementation and application of the specific requirements under the PRC Laws, as well as their application to and effect on the legality, binding effect and enforceability of certain contracts, are subject to the final discretion of competent PRC legislative, administrative and judicial authorities. There are substantial uncertainties regarding the interpretation and application of PRC Laws and future PRC laws and regulations, especially along with the involving, new promulgations and retroactive implement (as stipulated thereunder if any) of the PRC Laws, and there can be no assurance that any governmental agency will not take a view that is contrary to or otherwise different from our opinions stated herein in the future.

(6)	The term “enforceable” or “enforceability” as used in this opinion means that the obligations assumed by the relevant obligors under the relevant Documents are of a type which the courts of the PRC may enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their respective terms and/or additional terms that may be imposed by the courts. We may rely, as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on certificates and confirmations of responsible officers of the Company and the PRC governmental agencies.

(7)	We have not undertaken any independent investigation, search or other verification action to determine the existence or absence of any fact or to prepare this opinion, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of this opinion.

(8)	This opinion is intended to be used in the context which is specifically referred to herein; each paragraph shall be construed as a whole and no part shall be extracted and referred to independently.

This opinion is strictly limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinions expressed herein are rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein.

This opinion is given for the benefit of the addressee hereof in connection with this Offering. Without our express prior written consent, neither this opinion nor our opinions herein may be disclosed to or relied upon by any person other than the addressee, except where such disclosure is required to be made by applicable law or is requested by any court, regulatory or governmental authority, in each case on a non-reliance basis and with a prior written notice provided to us.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to our name in such Registration Statement. In giving such consent, we do not thereby admit that we come within the category of the persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

HAN KUN LAW OFFICES